SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): September 30, 1999
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                            OPENROUTE NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)

MASSACHUSETTS                       000-19175                    04-2531856
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)

            NINE TECHNOLOGY DRIVE, WESTBOROUGH, MASSACHUSETTS   01581
            ----------------------------------------------------------
             (Address of principal executive offices)        Zip Code)


Registrant's telephone number, including area code: (508) 898-2800
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Item 5.  Other Events

     On September 30, 1999, OpenROUTE Networks, Inc. (the "Company") announced that it executed an Agreement and Plan of Merger dated as of September 30, 1999 (the "Merger Agreement") with Netrix Corporation ("Netrix"), whereby the Company will merge with and into Netrix in a transaction intended to qualify as a tax-free reorganization. Under the terms of the Merger Agreement, each outstanding share of common stock of the Company will be converted into the right to receive one share of common stock of Netrix subject to the conditions in the Merger Agreement (the "Merger"). If the Merger Agreement is approved by the stockholders of the Company and the stockholders of Netrix and the other conditions contained in the Merger Agreement are timely satisfied or waived, the Company will be merged with and into Netrix, with Netrix being the surviving corporation.

     Holders of options to purchase shares of the Company's common stock under the Company's stock option plans will be entitled to receive an equivalent right as of the consummation of the Merger. For each existing Company stock option, the number of Netrix shares subject to the new stock option will equal the number of Company shares formerly subject to the stock option. The exercise price of the new stock option will be equal to the exercise price per Company share under the Company stock option.

     The transaction is subject to customary closing conditions and approval by the stockholders of both the Company and Netrix. Each of the Company and Netrix have the right to terminate the Merger Agreement under certain circumstances, as more fully described in the Merger Agreement.

     As an inducement to entering into the Merger Agreement, certain stockholders of the Company agreed to enter into Voting Agreements with the Company,pursuant to which such stockholders agreed, among other matters, to vote their shares in favor of the Merger.

     For the terms and conditions of the Merger Agreement and each of the Voting Agreements, as well as the press release announcing the execution of the Merger Agreement, reference is made to such documents attached hereto as exhibits. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

Item 7.  Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

        (c) Exhibit 2 - Agreement and Plan of Merger dated September 30, 1999 betweenOpenROUTE Networks, Inc. and Netrix Corporation.

             Exhibit 99.1 - Voting Agreement dated as of September 30, 1999 between OpenRoute Networks, Inc. and Howard Salwen.

             Exhibit 99.2 - Voting Agreement dated as of September 30, 1999 between OpenROUTE Networks, Inc. and Bryan Holley.

             Exhibit 99.3 - Press Release dated September 30, 1999.


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                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 1999                    OPENROUTE NETWORKS, INC.



                                         By: /s/ Bryan R. Holley
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                                                 Bryan R. Holley
                                                 Chief Executive Officer and
                                                 President